Exhibit 10.21

CONSTAR INTERNATIONAL INC.

EMPLOYEE STOCK PURCHASE PLAN

CONSTAR INTERNATIONAL INC.

EMPLOYEE STOCK PURCHASE PLAN

The Constar International Inc. Employee Stock Purchase Plan (the “Plan”) is intended to provide the eligible employees of Constar International Inc. (the “Company”) and its participating Subsidiaries a convenient means of purchasing shares of the Company’s common stock, par value $.01 per share (the “Stock”). The Plan is intended to qualify as an “employee stock purchase plan” under section 423 of the Internal Revenue Code of 1986, as amended (the “Code”), and shall be administered, interpreted and construed in a manner consistent with the requirements of that section of the Code.

ARTICLE I

DEFINITIONS

1.1.  “Account” means the bookkeeping account established on behalf of each Participant by the Committee to record payroll deduction contributions made by such Participant and shares of Stock purchased on his behalf.

1.2.  “Board” means the Board of Directors of the Company.

1.3.  “Business Day” means each day on which the principal national securities exchange on which the Stock is listed is open for business.

1.4.  “Change in Control” means:

1.4.1.
The acquisition, after the Effective Date, by an individual, entity or group (within the meaning of Section 13(d)(3) or 14 (d)(2) of the 1934 Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of more than 30% of the combined voting power of the voting securities of the Company entitled to vote generally in the election of directors (the “Voting Securities”); provided, however, that the following acquisitions shall not constitute a Change in Control: (i) any acquisition, directly or indirectly, by or from the Company or any Subsidiary of the Company or by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary of the Company, (ii) any acquisition by any underwriter in connection with any firm commitment underwriting of securities to be issued by the Company, or (iii) any acquisition by any corporation if, immediately following such acquisition, 70% or more of the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation (entitled to vote generally in the election of directors), is beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who, immediately prior to such acquisition, were the beneficial owners of the Common Stock and the Voting Securities in substantially the same proportions, respectively, as their ownership, immediately prior to such acquisition, of the Common Stock and Voting Securities; or

1.4.2.
The occurrence of, a reorganization, merger or consolidation other than a reorganization, merger or consolidation with respect to which all or substantially all of the individuals and entities who were the beneficial owners, immediately prior to such reorganization, merger or consolidation, of the Common Stock and Voting Securities beneficially own, directly or indirectly, immediately after such reorganization, merger or consolidation 70% or more of the then outstanding common stock and voting securities (entitled to vote generally in the election of directors) of the corporation resulting from such reorganization, merger or consolidation in substantially the same proportions as their respective ownership, immediately prior to such reorganization, merger or consolidation, of the Common Stock and the Voting Securities; or

1.4.3.
The occurrence of, (i) a complete liquidation or substantial dissolution of the Company, or (ii) the sale or other disposition of all or substantially all of the assets of the Company, other than to a subsidiary, wholly-owned, directly or indirectly, by the Company; or

1.4.4.
During any period of twenty-four (24) consecutive months commencing upon the Effective Date, the individuals at the beginning of any such period who constitute the Board and any new director (other than a director designated by a person or entity who has entered into an agreement with the Company or other person or entity to effect a transaction described in Sections 1.4.1, 1.4.2 or 1.4.3 above) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of any such period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board.

1.5.  “Company 401(k) Plan” means the Constar International Inc. 401(k) Retirement Savings Plan.

1.6.  “Compensation” means all regular salary, wages or earnings but excluding overtime, commissions, bonuses, amounts realized from the exercise of a qualified or non-qualified stock option and other special incentive payments, fees or allowances; provided that the maximum amount of annual Compensation taken into account for any purpose under the Plan is $50,000.

1.7.  “Committee” means the committee appointed pursuant to Article IX to administer the Plan.

1.8.  “Employee” means any person who is employed on a full-time or part-time basis by the Company or a Subsidiary.

1.9.  “Effective Date” means __________.

1.10.  “Entry Date” means January 1 and July 1 of each Plan Year.

1.11.  “1934 Act” means the Securities Exchange Act of 1934, as amended.

1.12.  “Non-Vested Shares” means shares of Stock that have been allocated to a Participant’s Account for less than 24 months.

1.13.  “Offering Commencement Date” means the first Business Day of each Offering Period, except that the initial Offering Commencement Date shall mean the Effective Date.

1.14.  “Offering Period” means each calendar quarter except that the initial Offering Period shall mean the period from the Effective Date to the end of the calendar quarter in which the Effective Date occurs.

1.15.  “Offering Termination Date” means the last Business Day of each Offering Period.

1.16.  “Participant” means an Employee of the Company or a Participating Subsidiary who has met the eligibility requirements of Article II and who has elected to participate pursuant to an election under Section 3.1.

1.17.  “Participating Subsidiary” means each United States Subsidiary that has elected to participate.

1.18.  “Plan Year” means the 12-month period ending December 31.

1.19.  “Subsidiary” means a subsidiary corporation of the Company as that term is defined in section 424(f) of the Code.

1.20.  “Vested Shares” means shares of Stock that have been allocated to a Participant’s Account for at least 24 months.

1.21.  “Year of Service” means a consecutive 12-month period during which an individual was an Employee. For purposes of determining an Employee’s Years of Service, all service performed for Crown as of the Effective Date shall be counted.

ARTICLE II

ELIGIBILITY

2.1.    Eligibility.    Except as provided in Section 2.2 and Section 2.3, an Employee who has completed one Year of Service prior to the Effective Date and who continues to be employed by the Company or a Participating Subsidiary shall be eligible to participate in the Plan as of the Effective Date. All other Employees, except as provided in Section 2.2 and

Section 2.3, shall be eligible to participate in the Plan as of the Entry Date coinciding with or next following the completion of one Year of Service.

2.2.    Ineligible Employees.    Notwithstanding any provision of the Plan to the contrary, each of the following Employees shall be ineligible to participate in the Plan:

2.2.1.	An Employee whose base compensation from the Company or any Subsidiary as of January 1 (or the Employee’s employment commencement date, if later) of the then current-year exceeds $100,000.

2.2.2.	An Employee who is employed by a Subsidiary that is not a Participating Subsidiary; and

2.2.3.
An Employee who is treated as owning stock possessing five percent or more of the total combined voting power or value of all classes of stock of the Company or any of its Subsidiaries (for purposes of this provision, the rules of section 424(d) of the Code shall apply in determining stock ownership of any Employee).

2.3.    Eligibility Restrictions.    An Employee who elects to terminate participation in the Plan in accordance with Section 3.5, who sells Non-Vested Shares in accordance with Section 6.2 or who makes a hardship withdrawal from the Company 401(k) Plan shall be prohibited from participating in the Plan until the Entry Date coinciding with or next following the six month anniversary of the date of such withdrawal.

ARTICLE III

PARTICIPATION

3.1.    Commencement of Participation.    An eligible Employee may become a Participant in the Plan on any Entry Date by completing an enrollment and payroll deduction form and delivering it to the Company in accordance with procedures established by the Committee.

3.2.    Payroll Deduction.    At the time a Participant files his enrollment and payroll deduction form, he shall elect to have after-tax contributions made from his Compensation at the rate of any whole percentage from 2% through 15%. A Participant may contribute no more than $625 per month to the Plan.

3.3.    Participants’ Accounts.    All payroll deductions made from a Participant’s Compensation shall be credited to his Account and used to purchase shares of Stock in accordance with Article V.

3.4.    Changes in Payroll Deductions.    The percentage designated by a Participant as his rate of contribution under Section 3.2 shall automatically apply to increases and decreases in his Compensation. Except as provided in Section 3.5, a Participant may elect to change the rate of his contributions to any other permissible rate effective as of the first day of the first payroll period of any Offering Period provided the Participant timely files an election to change his contribution rate in accordance with procedures established by the Committee before the effective date of the election.

3.5.    Suspension and Resumption of Payroll Deductions.    A Participant may terminate contributions under the Plan as of the first day of any payroll period by filing a timely election in accordance with procedures established by the Committee before the effective date of the termination. In addition, all contributions by a Participant shall be automatically suspended upon such Participant’s sale of Non-Vested Shares in accordance with Section 6.2 or a hardship withdrawal from the Company 401(k) Plan. A Participant whose contributions have been terminated in accordance with the preceding provisions, may resume contributions under the Plan in accordance with Section 2.3.

3.6.    Statutory Limitation.    No Employee shall be granted an option which permits his rights to purchase Stock under the Plan and all other employee stock purchase plans (as described in section 423 of the Code) of the Company or any of its Subsidiaries to accrue at a rate which exceeds $25,000 of fair market value of such Stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time. For purposes of this Section 3.6:

3.6.1.	the right to purchase stock under an option accrues when the option (or any portion thereof) first becomes exercisable during the calendar year;

3.6.2.
the right to purchase stock under an option accrues at the rate provided in the option, but in no case may such rate exceed $25,000 of fair market value of such stock (determined at the time such option is granted) for any one calendar year; and

3.6.3.	a right to purchase stock which has accrued under one option granted pursuant a plan may not be carried over to any other option.

ARTICLE IV

OFFERINGS

4.1.    Quarterly Offerings.    The Plan shall be implemented through quarterly offerings of the Company’s Stock. Each Offering Period shall begin on the Offering Commencement Date and shall end on the Offering Termination Date.

4.2.    Purchase Price.    The “Purchase Price” per share of Stock with respect to each Offering Period shall be 85 percent of the official closing price of the Stock on the Offering Termination Date on the national securities exchange upon which the Stock may then be listed (the “Exchange”) or if no sale of Stock occurred on such date, the official closing price on the next preceding date on which a sale did occur.

4.3.    Maximum Offering.    The maximum number of shares of Stock which shall be issued under the Plan, subject to adjustment upon changes in capitalization of the Company as provided in Section 10.3, shall be 250,000 shares. If the total number of shares which would be purchased during any Offering Period exceeds the maximum number of available shares, the Committee shall make a pro rata allocation of the available shares in a manner that it determines to be equitable and the balance of payroll deductions credited to the

Accounts of Participants shall be returned to such Participants as soon as administratively practicable.

ARTICLE V

PURCHASE OF STOCK

5.1.    Automatic Exercise.    On each Offering Termination Date, each Participant shall automatically and without any act on his part be deemed to have purchased Stock to the full extent of the payroll deductions credited to his Account during the Offering Period ending on such Offering Termination Date.

5.2.    Fractional Shares.    Fractional shares of Stock may be purchased under the Plan.

5.3.    Acquisition of Stock.    The Company may acquire Stock for use under the Plan from authorized but unissued shares, treasury shares, in the open market or in privately negotiated transactions.

ARTICLE VI

VESTING

6.1.    Vesting of Purchased Stock.    All shares of Stock purchased pursuant to Section 5.1 shall be allocated as Non-Vested Shares to the appropriate Participant’s Account as of the Offering Termination Date on which such shares are purchased and subject to Section 6.3 shall become Vested Shares on the second annual anniversary of such Offering Termination Date.

6.2.    Sale of Non-Vested Shares.    A Participant may not withdraw Non-Vested Shares allocated to his Account but may sell such Non-Vested Shares in accordance with the following rules:

6.2.1.	A Participant who elects to sell Non-Vested Shares must notify the Company in accordance with procedures established by the Committee and must sell all Non-Vested Shares allocated to his Account;

6.2.2.
All sales of Non-Vested Shares shall be executed by the Company on the first Offering Termination Date that occurs at least 10 Business Days after the date the Participant properly notifies the Company of his election to sell;

6.2.3.	The Company may (i) elect to purchase the Non-Vested Shares or (ii) arrange a sale of the Non-Vested Shares to a third party;

6.2.4.
The amount a Participant shall receive for the Non-Vested Shares he elects to sell shall be 85% of the official closing price of the Stock on the Exchange on the applicable Offering Termination Date; and

6.2.5.	The proceeds from the sale of Non-Vested Shares, as described in Section 6.2.4, shall be paid to the Participant as soon as administratively practicable following the applicable Offering Termination Date.

6.3.    Change in Control.    Upon a Change in Control, all Non-Vested Shares shall become fully vested.

ARTICLE VII

ACCOUNTING

7.1.    General.    The Committee shall establish procedures to account for payroll deductions made by a Participant, the number of shares of Stock purchased on a Participant’s behalf and the number of Vested Shares and Non-Vested Shares allocated to a Participant’s Account.

7.2.    Allocation of Stock.    Shares of Stock allocated to a Participant’s Account shall be registered in the name of the Company or its nominee for the benefit of the Participant on whose behalf such shares were purchased.

7.3.    Accounting for Distributions.    Shares of Stock distributed or sold from a Participant’s Account shall be debited from his Account on a first-in first-out basis.

7.4.    Account Statements.    Each Participant shall receive at least semi-annual statements of all payroll deductions and shares of Stock allocated to his Account together with all other transactions affecting his Account.

ARTICLE VIII

WITHDRAWALS AND DISTRIBUTIONS

8.1.    Withdrawal of Vested Shares.    A Participant may elect to withdraw any number of Vested Shares allocated to his Account by providing notification to the Company in accordance with procedures established by the Committee. As soon as administratively practicable following notification of a Participant’s election to withdraw Vested Shares, the Committee shall cause a certificate representing the number of shares to be withdrawn to be delivered to the Participant.

8.2.    Withdrawal of Non-Vested Shares.    A Participant may not withdraw any Non-Vested Shares allocated to his Account, but may elect to sell all of his Non-Vested Shares in accordance with the procedures set forth in Section 6.2.

8.3.    Distribution Upon Termination.    A terminated Participant’s Vested Shares shall remain allocated to his Account until such Participant (or his executor, in the event of his death) elects to withdraw such shares in accordance with Section 8.1. A terminated Participant’s Non-Vested Shares shall remain allocated to his Account until the earlier of: (i) the date the Participant (or his executor, in the event of his death) elects to sell such shares to the Company pursuant to Section 6.2, or (ii) such shares become Vested Shares pursuant to Section 6.1.

8.4.    Distribution of Payroll Deductions.    In the event a Participant terminates his employment with the Company or his participation in the Plan is terminated pursuant to Section 3.5, any payroll deductions allocated to his Account and not yet applied to purchase

Stock in accordance with Section 5.1 shall be distributed to him in a cash lump sum as soon as administratively practicable thereafter.

ARTICLE IX

ADMINISTRATION

9.1.    Appointment of Committee.    The Board shall appoint a Committee to administer the Plan, which shall consist of no fewer than three members. The Board may from time to time appoint members to the Committee in substitution for or in addition to members previously appointed and may fill vacancies, however caused, in the Committee.

9.2.    Authority of Committee.    The Committee shall have the exclusive power and authority to administer the Plan, including without limitation the right and power to interpret the provisions of the Plan and make all determinations deemed necessary or advisable for the administration of the Plan. All such actions, interpretations and determinations which are done or made by the Committee in good faith shall be final, conclusive and binding on the Company, the Subsidiaries, the Participants and all other parties and shall not subject the Committee to any liability.

9.3.    Committee Procedures.    The Committee may select one of its members as its Chairman and shall hold its meetings at such times and places as it shall deem advisable and may hold telephone meetings. A majority of its members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination reduced to writing and signed by a majority of the members of the Committee shall be as fully effective as if it had been made by a majority vote at a meeting duly called and held. The Committee may appoint a secretary and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

9.4.    Expenses.    The Company and its Subsidiaries will pay all expenses incident to the operation of the Plan, including the costs of recordkeeping, accounting fees, legal fees and the costs of delivery of stock certificates to Participants. However, neither the Company nor any of the Subsidiaries will pay any expenses incurred in connection with the sale of shares of Stock credited to a Participant’s Account. Expenses in connection with any such sale will be deducted from the proceeds of sale prior to any remittance to the Participant.

ARTICLE X

MISCELLANEOUS

10.1.    Transferability.    Neither payroll deductions credited to a Participant’s Account nor any rights with regard to the purchase of Stock under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way by the Participant other than by will or the laws of descent and distribution.

10.2.    Status as Owner.    Each Participant shall be deemed to legally own all shares of Stock allocated to his Account and, subject to the vesting requirements of Article VI, shall be entitled to exercise all rights associated with ownership of the shares, including, without limitation, the right to vote such shares in all matters for which Stock is entitled to vote, receive dividends, if any, and tender such shares in response to a tender offer.

10.3.    Adjustment Upon Changes in Capitalization.    In the event of a reorganization, recapitalization, stock split, spin-off, split-off, split-up, stock dividend, combination of shares, merger, consolidation or any other change in the corporate structure of the Company, the Committee may make appropriate adjustments in the number and kind of shares which are subject to purchase under the Plan and in the exercise price applicable to outstanding options.

10.4.    Amendment and Termination.    The Board or its authorized delegate shall have the power and authority to terminate or amend the Plan (including without limitation the power and authority to make any amendment that may be deemed to effect the interests of any Participant adversely); provided, however, that the Board or its authorized delegate shall not, without the approval of the shareholders of the Company (i) increase the maximum number of shares which may be offered under the Plan (except pursuant to Section 10.3); (ii) modify the requirements as to eligibility for participation in the Plan; or (iii) in any other way cause the Plan to fail the requirements of section 423 of the Code.

The Plan and all rights of Employees hereunder shall terminate: (i) at any time, at the discretion of the Board, in which case any cash balance in Participants’ Accounts shall be refunded to such Participants as soon as administratively possible; or (ii) on the Offering Termination Date on which Participants become entitled to purchase a number of shares of Stock that exceeds the maximum number of shares available under the Plan.

10.5.    No Employment Rights.    The Plan does not, directly or indirectly, create in any Employee any right with respect to continuation of employment by the Company or any

Subsidiary and it shall not be deemed to interfere in any way with the Company’s or any Subsidiary’s right to terminate, or otherwise modify, an Employee’s terms of employment at any time.

10.6.    Withholding.    To the extent any payments or distributions under this Plan are subject to Federal, state or local taxes, the Company or any Subsidiary are authorized to withhold all applicable taxes. The Company or any Subsidiary may satisfy its withholding obligation by (i) withholding shares of Stock allocated to a Participant’s Account, (ii) deducting cash from a Participant’s Account, or (iii) deducting cash from a Participant’s other compensation. A Participant’s election to participate in the Plan authorizes the Company or the appropriate Subsidiary to take any of the actions described in the preceding sentence.

10.7.    Use of Funds.    All payroll deductions held by the Company under this Plan may be used by the Company for any corporate purpose and the Company shall not be obligated to hold such payroll deductions in trust or otherwise segregate such amounts.

10.8.    Governing Law.    Except to the extent superseded by Federal law, the laws of the State of Delaware will govern all matters relating to the Plan.

* * * *

To record the adoption of the Plan, the Company has caused its authorized officers to affix its corporate name and seal this          day of             , 2002.

[CORPORATE SEAL]	CONSTAR INTERNATIONAL INC.

Attest:	By:

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